                                   Exhibit 1.1



                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") between Max Development, Inc., a Colorado corporation ("MAXD"), Image World Media, Inc., a Delaware corporation ("IMAGE") and Mark Elenowitz (the "Shareholders Representative"), as representative of the persons listed in EXHIBIT A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of IMAGE, is entered into as of November 16, 2001.

                                    RECITALS

         A. The Shareholders own all of the issued and outstanding shares of common stock of IMAGE (the "IMAGE Shares").

         B. The Shareholders have authorized the Shareholders Representative, pursuant to the Agreement Appointing Shareholders Representative annexed hereto as EXHIBIT D, to sell to MAXD, and MAXD has agreed to purchase, the IMAGE Shares from the Shareholders in exchange for shares of MAXD Series A Convertible Preferred Stock and MAXD Common Stock, pursuant to the terms and conditions set forth in this Agreement.

         C. IMAGE will become a wholly-owned subsidiary of MAXD.

         D. The parties to this Agreement intend that the share exchange transaction contemplated by this Agreement qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended

         In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.       EXCHANGE OF STOCK.

         (a) The Shareholders agree to transfer to MAXD, and MAXD agrees to purchase from the Shareholders, all of the Shareholders' right, title and interest in their IMAGE Stock, representing 100% of the issued and outstanding stock of IMAGE, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

         (b) At the Closing (as defined in Section 2 below), upon surrender by the Shareholders of the certificates evidencing the IMAGE Stock duly endorsed for transfer to MAXD or accompanied by stock powers executed in blank by the Shareholders, MAXD will cause 293,083 shares (subject to adjustment for fractionalized shares as set forth below) of its Series A Convertible Preferred Stock, par value $0.01 (the "Preferred Stock") and 8,190,850 shares (subject to adjustment for fractionalized shares as set forth below) of its Common Stock, par value $0.001 (the "Common Stock" and together with the Preferred Stock the (the "MAXD Stock") to be issued to the Shareholders, in full satisfaction of any right or interest which each Shareholder held in the IMAGE Stock or the assets of IMAGE or any other securities of IMAGE (except for warrants and options of IMAGE outstanding on the date of this Agreement as shown in EXHIBIT B. EXHIBIT A lists every shareholder of IMAGE, and the total number of shares of MAXD Stock to be issued to each IMAGE shareholder pursuant to this Agreement.

         The MAXD Stock will be issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the IMAGE Stock, as set forth on EXHIBIT A. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the IMAGE Stock in exchange for the MAXD Stock, IMAGE will become a wholly-owned subsidiary of MAXD.

         (c) Immediately following the Closing, holders of Options and/or Warrants to purchase IMAGE common stock (collectively the "Option holders") will be issued 5,582,500 options and/or warrants (as is appropriate) to purchase MAXD's common stock, $.001 par value (the "MAXD Options") to be issued to the Option holders, in full satisfaction of any right or interest which each Option holder held to acquire IMAGE stock. The MAXD Options will contain provisions substantially similar to the options and/or warrants originally held by each Option holder and will be issued to the Option holders based on a pro rata formulae with the numerator being the percentage interest that they had a right to acquire in Image assuming exercise of all options (as set forth on EXHIBIT B) and the denominator being the percentage of Preferred Stock to be held by IMAGE shareholders immediately following the Closing. Any right to acquire fractional shares that will result due to such pro rata formulae will be rounded up to the next highest whole number. The exercise price per common share of MAXD under these resulting options and warrants shall be not less than $.50, and cashless exercise will not be permitted under any of such resulting options and warrants.

2.       CLOSING.

         (a) Time and Location. The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will be held as soon as possible at IMAGE's Maryland office located at 15245 Shady Grove Road, Rockville, MD, and at MAXD's Englewood, Colorado office, on or before November 19, 2001 or at such other time and place as the parties shall mutually agree. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

         (b) Mechanics of Closing. On the date of Closing, MAXD and IMAGE shall deliver to each other documents as set forth below. This Agreement shall be deemed closed when each party has received all the documents required to be delivered.

                  (1) IMAGE shall deliver to MAXD (x) copies front and back of all certificates for all issued and outstanding shares of IMAGE common stock, and copies of each stock power accompanying any certificate, (y) copy of Exhibit D (Agreement to Appoint Shareholders Representative) signed by each Shareholder, and (z) copies of the documents required by
         Section 7(d), including assurances regarding IMAGE representations and warranties as required by Section 7(d)(v).

                  (2) MAXD shall deliver to IMAGE (x) copies of the documents required by Section 6(d), (y) copy of letter from MAXD counsel authorizing issuance of shares of MAXD Stock to the IMAGE Shareholders as stated on EXHIBIT A, and (z) copy of David Olson's resignation as an officer and director of MAXD as of the date of Closing.

         (c) With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter. The IMAGE stock certificates and any stock powers may be retained by IMAGE.

3.       REPRESENTATIONS AND WARRANTIES OF MAXD.

         MAXD represents and warrants as follows:

         (a) MAXD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

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

         (b) The authorized capital stock of MAXD consists of (i) 10,000,000 shares of common stock, $0.001 par value per share, of which 1,161,000 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, $.0.01 par value, of which 0 shares are issued and outstanding. To the knowledge of MAXD, all issued and outstanding shares of MAXD's common stock are fully paid and nonassessable.

         (c) MAXD has no subsidiaries.

         (d) Execution of this Agreement and performance by MAXD hereunder has been duly authorized by all requisite corporate action on the part of MAXD, and this Agreement constitutes a valid and binding obligation of MAXD, and MAXD's performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to MAXD's knowledge any law or regulation, to which any property of MAXD is subject or by which MAXD is bound.

         (e) MAXD has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance hereunder.

         (f) MAXD has provided all financial statements and financial information in its possession as has been requested by the Shareholders.

         (g) There is no litigation or proceeding pending, or to MAXD's knowledge threatened, against or relating to MAXD, its properties or businesses.

         (h) MAXD is not a party to any material contract other than those listed in MAXD's Form 10-QSB periodic report for period ending September 30, 2001, as filed with the Securities Exchange Commission.

         (i) MAXD has no material assets and no liabilities, except as listed in MAXD's Form 10-QSB periodic report for period ending September 30, 2001, as filed with the Securities Exchange Commission.

         (j) Other than David Olson, MAXD has no employees.

         (k) No current officer, director, affiliate or person known to MAXD to be the record or beneficial owner of in excess of 5% of MAXD's common stock, or any person known to be an associate of any of the foregoing is a party adverse to MAXD or has a material interest adverse to MAXD in any material pending legal proceeding.

         (l) MAXD has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. MAXD has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of MAXD.

         (m) MAXD is a publicly reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act") and is in compliance with all reporting requirements of the Act. MAXD's Form 10-KSB for the period ending December 31, 2000, its Form 10-QSB for the period ending March 31, 2001, its Form 10-QSB for the period ending June 30, 2001, its Form 10-QSB for the period ending September 30, 2001 and any other periodic filings made by MAXD as filed with the SEC, including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

         (n) MAXD is acquiring the IMAGE shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

4.       REPRESENTATIONS AND WARRANTIES OF IMAGE AND THE SHAREHOLDERS.

         IMAGE and the Shareholders, severally and not jointly, represent and warrant as follows:

         (a) IMAGE (and its presently 100% owned subsidiary, Image World News, Inc.) each is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. IMAGE's wholly owned subsidiary Interruption Television PTE, Ltd., is a corporation duly organized, validly existing, and in good standing under the laws of Singapore and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         (b) There are no agreements purporting to restrict the transfer of the IMAGE Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the IMAGE Shares. The IMAGE Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth on EXHIBIT B annexed hereto, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of IMAGE, or any securities convertible into or exchangeable for capital stock of IMAGE or other securities of IMAGE, from or by IMAGE.

         (c) The Shareholders have full right, power and authority to sell, transfer and deliver the IMAGE Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the Shareholders will transfer to MAXD valid and marketable title to the IMAGE Shares, including all voting and other rights to the IMAGE Shares, free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that the number or percentage of IMAGE Shares which are listed opposite their names on EXHIBIT A attached hereto.

         (d) The Shareholders Representative is the duly authorized agent of each Shareholder listed on EXHIBIT A to execute and deliver this Agreement on behalf of each Shareholder and such Agreement is enforceable against each Shareholder in accordance with its terms. Each Shareholder is "accredited" as that term is defined in the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission. The Shareholders Representative has provided copies of MAXD's Form 10-KSB for year ended December 31, 2000 and Form 10-QSB for six months ended June 30, 2001, and a copy of this Agreement with exhibits, to each Shareholder.

         (e) There is no litigation or proceeding pending, or to any Shareholders' knowledge, threatened, against or relating to IMAGE or to the IMAGE Shares. Image has acquired all of the issued and outstanding shares of Interruption Television PTE, Ltd. free and clear of any and all claims of Interruption Television, Inc.

         (f) IMAGE has filed in correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. IMAGE has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of IMAGE.

         (g) The current residence address or principal place of business (for any non-individual shareholder) of the IMAGE Shareholders is as listed on EXHIBIT A attached hereto.

         (h) IMAGE and the Shareholders have had the opportunity to perform all due diligence investigations of MAXD as they have deemed necessary or appropriate and to ask questions of MAXD's officers and directors and have received satisfactory answers to all of their questions. IMAGE and the Shareholders have had access to all documents and information about MAXD and have reviewed sufficient information to allow them to evaluate the merits and risks of the acquisition of the Preferred Stock. IMAGE and the Shareholders acknowledge that MAXD does not have sufficient shares of authorized unissued common stock to permit conversion of the Series A Convertible Preferred Stock of MAXD to shares of common stock of MAXD. IMAGE and the Shareholders acknowledge that in order to there to be sufficient common stock for that purpose, the MAXD articles of incorporation will require amendment pursuant to post-Closing vote of the MAXD shareholders, in accordance with Colorado law and Section 14 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

         (i) The Shareholders are acquiring the Preferred Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The Shareholders will not sell or otherwise dispose of the Preferred Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing the Preferred Stock will contain a legend to the foregoing effect.

5.       CONDUCT PRIOR TO THE CLOSING.

         MAXD agrees that between the date of this Agreement and the Closing it will take the following actions:

         (a) Approve in the form attached hereto as EXHIBIT C, the designation of rights and preferences (the "Designation") setting forth the rights and preferences of the Preferred Stock and such designation will, to the extent required by Colorado law, be filed and approved by the appropriate regulatory authorities necessary for it to be of full force and effect at the Closing.

         MAXD, IMAGE and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

         (b) MAXD and IMAGE Shareholders will cooperate with each other in the preparation of an information statement prepared pursuant to Section 14 (f) of the Securities Exchange Act of 1934 to be filed with the SEC describing the agreed to change in control of MAXD contemplated herein, if on advice of counsel to MAXD and IMAGE such filing is required.

         (c) No change will be made in the charter documents, by-laws, or other corporate documents of MAXD or IMAGE, except as provided in Sections 5(a) above.

         (d) MAXD and IMAGE will each use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and MAXD will not enter into any material commitment except in the ordinary course of business.

         (e) None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the IMAGE Shares owned by them.

6.       CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND IMAGE.

         IMAGE and the Shareholders' obligation to complete the transactions contemplated herein is subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by IMAGE or the Shareholders, as appropriate:

         (a) The representations and warranties of MAXD set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         (b) MAXD will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

         (c) This Agreement will have been approved by the Board of Directors of MAXD.

         (d) MAXD will have delivered to the Shareholders the documents set forth below in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

                  (i) MAXD is a corporation duly organized, validly existing, and in good standing;

                  (ii) MAXD's authorized and issued capital stock is as set forth herein;

                  (iii) Certified copies of the resolutions of the board of directors of MAXD authorizing the execution of this Agreement and the consummation hereof; and

                  (iv) Any further document as may be reasonably requested by counsel to the Shareholders in order to substantiate any of the representations or warranties of MAXD set forth herein.

         (e) There will have occurred no material adverse change in the business, operations or prospects of MAXD.

         (f) Mark Elenowitz will be appointed as President of MAXD and David Olson will resign from the position of President of MAXD. Danny McGill will be appointed as Chief Executive Officer of MAXD.

         (g) The Board of Directors of MAXD will be increased to 7 persons and the current director, David Olson, will appoint Chirinjeev Kathuria, Danny McGill, Mark Elenowitz, Allison Creely, Kamal Sidhu, and Riz Khan, to serve on the Board of Directors of MAXD and David Olson shall resign as a director and officer of MAXD. The new directors, with the exception Mark Elenowitz who shall take office effective at the Closing, shall take office and David Olson's resignation as a director shall become effective 10 days following the transmission by MAXD of Form 14(f) to the Securities and Exchange Commission and the mailing of such form to the current MAXD shareholders.

7.       CONDITIONS TO OBLIGATIONS OF MAXD.

         MAXD's obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by MAXD, as appropriate:

         (a) The representations and warranties of IMAGE and the Shareholders set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         (b) IMAGE and the Shareholders will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

         (c) This Agreement will have been approved by the Board of Directors of IMAGE.

         (d) IMAGE and the Shareholders will have delivered to MAXD the documents set forth below in form and substance reasonably satisfactory to counsel for MAXD, to the effect that:

                  (i) IMAGE is a corporation duly organized, validly existing, and in good standing;

                  (ii) IMAGE's issued and outstanding capital stock is owned as set forth herein and EXHIBIT A hereto;

                  (iii) Certified copies of the resolutions of the board of directors of IMAGE authorizing the execution of this Agreement and the consummation hereof;

                  (iv) Copies of the Financial Statements (unaudited) of Interruption Television PTE, Ltd. for the fiscal year ending June 30, 2001, and the interim period ending September 30, 2001.

                  (v) Any further document as may be reasonably requested by counsel to MAXD in order to substantiate any of the representations or warranties of IMAGE and the Shareholders set forth herein, including without limitation evidence of RSC Energia and Rosaviakosmos approval of the agreements with MirCorp. dated September 20, 2001 and October 26, 2001 and IMAGE's acquisition of 100% of Interruption Television PTE, Ltd. dated November 15, 2001.

         (e) There will have occurred no material adverse change in the business, operations or prospects of IMAGE.

         Further, IMAGE and the Shareholders agree with MAXD and David Olson that the consummation of this Agreement is expressly conditioned upon IMAGE filing with the Securities and Exchange Commission on Form 8-K/A, within 75 days of Closing, audited financial statements of IMAGE reflecting the acquisition of Interruption Television Inc., and all other financial information, as required by the rules and regulations of the Securities and Exchange Commission.

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8.       ADDITIONAL COVENANTS.

         (a) Between the date of this Agreement and the Closing, the Shareholders and IMAGE, with respect to IMAGE, and MAXD, with respect to itself, will, and will cause their respective representatives to, (i) afford the other party and its representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other party and its representatives with copies of all such contracts, books and records, and other existing documents and data as the other may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other party and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. The Shareholders and IMAGE will cause IMAGE to, and MAXD will provide the Shareholders, with complete copies of all material contracts and other relevant information on a timely basis in order to keep the other party fully informed of the status of their respective business and operations.

         (b) MAXD, IMAGE and the Shareholders will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

         (c) MAXD will deliver MAXD's corporate books and records, including all records relating to MAXD's audited financial statements, to the IMAGE Shareholders at Closing.

         (d) The parties agree that they will not make, and the Shareholders will not permit IMAGE to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

         (e) IMAGE and the Shareholders agree that for a period of 90 days following the Close of the transactions contemplated herein, they will not seek to (i) reverse split or otherwise diminish the amount of capital stock of MAXD which is issued and outstanding; (ii) increase the conversion ratio of the Preferred Stock in order to dilute or diminish the voting rights of MAXD's Common Stock; or (iii) otherwise take any action which would dilute or diminish the voting rights of MAXD's Common Stock, without the express written consent of David Olson. This Section 8(e) shall not, however, be construed so as to prevent IMAGE, the Shareholders or MAXD from issuing stock (common or preferred) or options, warrants or other rights to acquire such stock in the ordinary course of business, which shall include but not be limited to issuing options to employees, directors and consultants; issuing stock in connection with acquisitions in order to further the business of IMAGE; and/or issuing stock in connection with a legitimate financing transaction with a third party.

         (f) IMAGE and the Shareholders agree that they will not issue shares of common or preferred stock which on a fully diluted basis is equal to 5% or greater of the issued and outstanding voting stock of MAXD in connection with the acquisition of rights to use (whether as a licensee or otherwise) satellite transponders for the broadcast of IMAGE or ITPL programming without the express written consent of David Olson. For purposes of the preceding calculation, the number of MAXD shares outstanding as of the closing of this Agreement shall be used. If IMAGE issues shares in excess of the 5% fully diluted ceiling, and David Olson does not consent to such excess issue, then IMAGE also will issue shares in amount equal to such excess to the shareholders of MAXD as of the date this Agreement is signed. The purpose of the preceding clause is to limit the amount of dilution to the current shareholders of MAXD as regards acquisition of rights to use the transponders.

9.       TERMINATION.

         This Agreement may be terminated (1) by mutual consent in writing or
(2) by either the Shareholders or MAXD if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the Closing.

10.      EXPENSES.

         Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Image, the Shareholders and MAXD set out in this Agreement will survive the Closing for a period of one year, except for the representations and warranties set forth in Sections 3(l) and 4(e) regarding tax liabilities with shall survive for seven years from the date of this Agreement.

12.      WAIVER.

         Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

13.      BROKERS.

         No finder or broker has been employed by the parties to this Agreement. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

14.      NOTICES.

         All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to MAXD, to:                     David Olson, President
                                    Max Development, Inc.
                                    6025 S. Quebec Street, Suite 150
                                    Englewood, CO 80111




If to the Shareholders or
Image, to:                          Mark Elenowitz, President
                                    Image World Media, Inc.
                                    15245 Shady Grove Road, Suite 400
                                    Rockville, MD 20850

15.      GENERAL PROVISIONS.

         (a) This Agreement will be governed by and under the laws of the State of Colorado, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

         (b) Any dispute arising under or in any way related to this Agreement will be submitted to litigation in the courts of Colorado. The legal costs and expenses, and all other costs related to such litigation, incurred by the prevailing party shall be paid by the other party.

         (c) In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

         (d) This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

         (e) This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of IMAGE rights under this Agreement without the written consent of the other party will be void.

         (f) The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

         (g) The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

         (h) This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

EXECUTED:

MAX DEVELOPMENT, INC.


By: /S/ David Olson,
    ------------------------------
    David Olson, President


IMAGE WORLD MEDIA, INC.


By: /S/ Mark Elenowitz
    ------------------------------
    Mark Elenowitz, President


SHAREHOLDERS


By: /S/ Mark Elenowitz
    ------------------------------
    Mark Elenowitz,
    Shareholders Representative


By: /S/ Richard Honig
    ------------------------------
     Richard Honig, Shareholder


Exhibit A to Share Exchange Agreement

                                                        NUMBER OF MAXD SERIES A    NUMBER OF MAXD COMMON
                                                         PREFERRED SHARES TO BE   SHARES TO BE ISSUED TO
                                                        ISSUED TO SHAREHOLDER OR    SHAREHOLDER OF IMAGE
 NAME & ADDRESS                    TAX IDENTIFICATION #    IMAGE DESIGNEE               DESIGNEE           PERCENT OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------
Danny L. McGill                         ###-##-####          128,708                   3,465,280                41.24%
43A Tanjong Pagar Rd
Singapore 088464

Global Entertainment Holdings           36-4460566            32,500                     875,000                10.41%
c/o Dr. Chirinjeev Kathuria
39 South LaSalle Street
Suite 600
Chicago, IL 60603

Kamal Sidhu                             n/a                   31,238                     841,020                10.01%
43A Tanjong Pagar Rd
Singapore 088464

MHE, Inc.                               52-1982756            15,600                     420,000                 5.00%
15245 Shady Grove Rd
Suite 400
Rockville, MD 20850

Jeffery Lim                             n/a                   13,527                     364,170                 4.33%
43A Tanjong Pagar Rd
Singapore 088464

Phillip Robert Braden                   ###-##-####           13,000                     350,000                 4.17%
12942 Polvera Court
San Deigo, CA 92128

Michael C. McGill                       ###-##-####           13,000                     350,000                 4.17%
9422 Readcrest Drive
Beverly Hills, CA 90210

Allison Creely                          ###-##-####            7,137                     192,150                 2.29%
4836 Sugar Pine Drive
Boca Raton. FL 33487

Invision, LLC                           52-2257383             7,137                     192,150                 2.29%
c/o Michael Boswell
415 Main Street
Gaithersburg, MD 20878

                                       11

                                                        NUMBER OF MAXD SERIES A    NUMBER OF MAXD COMMON
                                                         PREFERRED SHARES TO BE   SHARES TO BE ISSUED TO
                                                        ISSUED TO SHAREHOLDER OR    SHAREHOLDER OF IMAGE
 NAME & ADDRESS                    TAX IDENTIFICATION #    IMAGE DESIGNEE               DESIGNEE           PERCENT OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------

Tom Bostic Smith                        ###-##-####            5,200                     140,000                 1.67%
192 Lawton Road
Riverside, IL 60546

Louis Taubman                           ###-##-####            4,303                     115,850                 1.38%
39 Broadway, Suite 2250
New York, NY 10006

SIS Netrepreneur Ventures
Corp.                                   n/a                    4,290                     115,500                 1.37%
PO Box 957
Offshore Incorporation Center
Road Town, Tortola
British Virgin Islands

Gregg Davis                             ###-##-####                0                     300,000                 1.25%
305 West 50th Street,
Suite 2K
New York, NY 10019

John Michael Berman                     n/a                    2,623                      70,650                 0.76%
14 Caroline Terrance
London, England SW1W8JS

KT Ventures                             13-4050911             2,600                      70,000                 0.76%
39 Broadway, Suite 2250
New York, NY 10006

Barry Labell                            ###-##-####            2,600                      70,000                 0.83%
19370 Country Club Drive
Adventura, FL 33180

Kevin McGrath                           n/a                    2,381                      64,070                 0.76%
43A Tanjong Pagar Rd
Singapore 088464

TriPoint, Inc.                          n/a                    1,179                      31,770                 0.38%
15245 Shady Grove Road
Suite 400
Rockville, MD 20850

Stephen Gropp                           ###-##-####              943                      25,350                 0.30%
11007 Warwickshire Drive
Great Falls, VA 22066

Global Securites Corp (ITF Midcourt)    n/a                      812                      21,880                 0.26%
BM Box 3678
27 Old Glouscester Street
London WCIN 3XX

Joesph Campagna                         ###-##-####              812                      21,880                 0.26%
11428 Purple Beech Drive
Reston, VA 22091

                                       12

                                                        NUMBER OF MAXD SERIES A    NUMBER OF MAXD COMMON
                                                         PREFERRED SHARES TO BE   SHARES TO BE ISSUED TO
                                                        ISSUED TO SHAREHOLDER OR    SHAREHOLDER OF IMAGE
 NAME & ADDRESS                    TAX IDENTIFICATION #    IMAGE DESIGNEE               DESIGNEE           PERCENT OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------

Lindercrest Investments                 95-4538418               572                      15,400                 0.18%
c/o Peter Roussak
9420 Readcrest Drive
Beverly Hills, CA 90210

Human Service Group                     53-0939806               487                      13,150                 0.16%
7200 Wisconsin Avenue
Suite 600
Bethesda, MD 20814

Phillip C. La Puma                      ###-##-####              325                       8,750                 0.10%
1786 N. Pheasant St
Anaheim, CA 92806

Michael F. Pope                         ###-##-####              325                       8,750                 0.10%
907 E. Wilson
Orange, CA 92867

William Quigley, Jr                     ###-##-####              325                       8,750                 0.10%
22801 Howard Chapel Way
Brookville, MD 20833

Paul Presburgar                         ###-##-####              286                       7,700                 0.09%
3722 Sapphire Drive
Encino, CA 91436

Warner Urlich                           n/a                      203                       5,490                 0.07%
Adlerstrasse 21
4052 Bassel
Switzerland

Harold J. Pertel                        ###-##-####              162                       4,380                 0.05%
11101 Watermans Drive
Reston, VA 20191

Vince Arnette                           ###-##-####              130                       3,500                 0.04%
4171 Hollywood Blvd
Hollywood, FL 33021

Leonard Elenowitz                       ###-##-####              130                       3,500                 0.04%
8801 Postoak Road
Potomac, MD 20854

Richard & Hillary Honing                ###-##-####              130                       3,500                 0.04%
34 Roxton Road
Plainview, NY 11803

Dr. Norman Rubin                        ###-##-####              130                       3,500                 0.04%
9104 Cranford Drive
Potomac, MD 20854

Janiel Morris                           ###-##-####               90                       2,460                 0.03%
800 Tolston Road
McLean, VA 22102

                                       13

                                                        NUMBER OF MAXD SERIES A    NUMBER OF MAXD COMMON
                                                         PREFERRED SHARES TO BE   SHARES TO BE ISSUED TO
                                                        ISSUED TO SHAREHOLDER OR    SHAREHOLDER OF IMAGE
 NAME & ADDRESS                    TAX IDENTIFICATION #    IMAGE DESIGNEE               DESIGNEE           PERCENT OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------------

Elisa Syken                             ###-##-####               65                       1,750                 0.02%
3645 Tuscany Drive
Hollywood, FL 33021

George Webster                          ###-##-####               65                       1,750                 0.02%
2418 Poinciana Court
Weston, FL 33327

Christina O/Naghten                     ###-##-####               41                       1,070                 0.01%
1012 S. Greenway
Coral Gables, FL 33134

Robert Holtz                            ###-##-####               27                         730                 0.01%
1040 4th Street, Penthouse 403
Santa Monica, CA 90403


EXHIBIT B TO SHARE EXCHANGE AGREEMENT



                                        Number of MAXD
                                        Options to be issued
                                        to Option holders
                                        -----------------
Employees:

Dr. Chirinjeev Kathuria                 2,500,000
Danny McGill                            500,000
Kamal Sidhu                             500,000
Mark Elenowitz                          420,000
Phillip Braden                          300,000
Michael Boswell                         160,000
Allison Creely                          160,000
Louis Taubman                           100,000
Barry Labell                            50,000
Tom Bostic Smith                        50,000
Peter Casey                             10,000
Jeffery Lim                             10,000







Board (nonqualified):

 Riz Khan                               500,000



Others (nonqualified):

 Steve Tapp                             200,000
 IC Capital, LLC                        60,000
 Kevin McGrath                          50,000

 Warrants

Fredrick Z. Herr                        12,500


                                        --------------
All options and Warrants                5,582,500
                                        ==============

                      EXHIBIT C TO SHARE EXCHANGE AGREEMENT

                         CERTIFICATE OF DESIGNATION OF
                            RIGHTS AND PREFERENCES OF
                           SERIES A PREFERRED STOCK OF
                              MAX DEVELOPMENT, INC.

Max Development, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), hereby certifies as follows:

FIRST: That the name of the Corporation is Max Development, Inc.

SECOND: That the Certificate of Incorporation of the Corporation authorizes the issuance of 1,000,000 shares of preferred stock, with the Board of Directors of the Corporation authorized to establish the rights and preferences thereof in accordance with Colorado Business Corporation Act.

THIRD: That, on November 15, 2001, the Board of Directors of the Corporation duly adopted resolutions setting forth the rights and preferences of the Series A Preferred Stock.

FOURTH: That the rights and preferences of the Series A Preferred Stock shall be as follows:

         1. DESIGNATION, AMOUNT, PAR VALUE, AND RANK. The Company hereby designates the issuance of a series of Preferred Stock to be called the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The total number of shares of Series A Preferred Stock that the corporation shall have the authority to issue is 900,000. Each share of Series A Preferred Stock shall have a par value of $.01 per share.

         2. VOTING RIGHTS. The holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date set for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of shareholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         3. (a) VOLUNTARY CONVERSION. Each share of Series A Preferred Stock may be, at the option of the holder, converted into fifty (50) shares of Common Stock of the Company anytime after thirty (30) days of the issuance of the Series A Preferred Stock, provided the Corporation has sufficient authorized shares of Common Stock for conversion of all the then issued and outstanding shares of Series A Preferred Stock.

         (b) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that he or she elects to convert the same and shall state therein the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. On the Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted plus all declared but unpaid dividends. Upon surrender of such certificates the Company shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates or as otherwise directed by the holder, a certificate or certificates for the number of shares of common stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Conversion Date and shall pay all declared but unpaid dividends in respect of the shares of Series A Preferred Stock which are converted.

         (c) CONVERSION BY THE COMPANY. The Company may at its discretion convert all or part of the shares of Preferred Stock (at the conversion ratio set forth above) into shares of Common Stock if the market value of the shares of Common Stock exceeds $5.00 per share for ten (10) consecutive trading days, provided the Corporation has sufficient authorized shares of Common Stock for conversion of all the then issued and outstanding shares of Series A Preferred Stock. Market value shall be the average of the bid and asked prices (or the closing price if the stock is listed on the NASDAQ National Market System) on any given date.

         (d) Upon notice by the Company of Series A Preferred Stock conversion into shares of Common Stock, shareholders of the Series A Preferred Stock shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock and shall state therein the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. Such conversion shall be deemed to have been made on the date of the notice by the Company to the shareholder. On the Conversion Date, all rights with respect to the Series A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted plus all declared but unpaid dividends. Upon surrender of such certificates the Company shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates or in such other name as the holder shall designate in writing, a certificate or certificates for the number of shares of common stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Conversion Date and shall pay all declared but unpaid dividends in respect of the shares of Series A Preferred Stock which are converted.

         4. DIVIDENDS; RANKING. All of the preferential amounts to be paid to the holders of the Series A Preferred Stock as provided in this Article Four shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of, any property of the Corporation to the holders of any other equity securities of the Corporation, whether now or hereafter authorized.

         5. PREFERENCE AS TO EARNINGS, ASSETS AND LIQUIDATION. The Series A Preferred Stock shall be preferred as to both earnings and assets, and in the event of liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock of the Company shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the Common Stock, to be paid in full the par value of $.01 per share of Series A Preferred Stock. After payment in full of the above preferential rights of the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock and Common Stock shall participate ratably in the division of the remaining assets of the Company, so that from the remaining assets the amount per share of Series A Preferred Stock distributed to the holders of the Series A Preferred Stock shall equal the amount per share of Common Stock distributed to the holders of the Common Stock.

         6. AMENDMENT. Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least fifty-one (51%) percent of all Series A Preferred Stock then outstanding of the Company. Any amendment or waiver so effected shall be binding upon the Company and all holders of Series A Preferred Stock.

         7. ADJUSTMENTS FOR COMBINATIONS, SUBDIVISIONS RECLASSIFICATIONS AND REORGANIZATIONS. (a) In the event that this Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the conversion ratio in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercises of such rights to acquire Common Stock.

         (b) If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in 7(a) (above), the conversion ratio then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

         8. NO RE-ISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Company by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

         9. RESTRICTIONS AND LIMITATIONS. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the vote or written consent by the holders of at least fifty-one (51%) percent of the then outstanding shares of Series A Preferred Stock:

         (a) Effect any reclassification, re-capitalization or other change with respect to any outstanding shares of stock which results in the issuance of shares of stock having any preference or priority as to dividend or redemption rights, liquidation preferences, conversion rights or otherwise, superior to, or on a parity with, any such preference or priority of the Series A Preferred Stock, or

         (b) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Series A Preferred Stock, or

         (c) Amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock, or otherwise amend the Company's Certificate of Incorporation, so as to effect adversely the Series A Preferred Stock.

         10. MISCELLANEOUS PROVISIONS. (a) The Company shall not engage a transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, in order to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

         (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of Incorporation.

         (c) No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, round the number of shares to be issued upon conversion up to the next whole number.

         (d) Any notice required by the provisions of this Designation to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and President of the Company, has executed these Articles this 15th day of November, 2001.


/s/ David Olson
--------------------------------
David Olson,
Chief Executive Officer

EXHIBIT D TO SHARE EXCHANGE AGREEMENT


                AGREEMENT TO APPOINT SHAREHOLDERS REPRESENTATIVE

         AGREEMENT made this 15th day of November, 2001, by and between the Shareholders of Image World Media, Inc. (the "Shareholders") and Mark Elenowitz (the "Shareholders Representative").

                                    RECITALS

         A. The Shareholders currently own 22,845,000 shares of Image World Media, Inc. common stock (the "Image Stock") and constitute all the shareholders of Image World Media, Inc. (the "Company");

         B. The Shareholders wish to enter into a Share Exchange Agreement (the "Share Exchange Agreement") with Max Development, Inc. ("MAXD"), pursuant to which MAXD will purchase all of the issued and outstanding shares of the Company's common stock from the Shareholders in exchange for 293,083 shares of MAXD Series A Convertible Preferred Stock (the "Preferred Stock") and 8,190,850 shares of Common Stock;

         C. It is the desire of the Shareholders to provide for a representative to negotiate and enter into the Share Exchange Agreement on their behalf.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1.       APPOINTMENT OF SHAREHOLDERS REPRESENTATIVE.
         ------------------------------------------

The parties to this Agreement hereby agree to the appointment of Mark Elenowitz (the "Shareholders Representative") as representative of the parties to this Agreement, for the purpose of negotiating and entering into the Share Exchange Agreement on their behalf.

2.       ESCROW AND DISBURSEMENT OF SHARES BY REPRESENTATIVE.
         ---------------------------------------------------

(a) At the Closing of the Share Exchange Agreement, MAXD will provide or cause to be provided the Preferred Stock to the Shareholders Representative.

(b) The Shareholders Representative shall, within a reasonable period of time following the Closing, forward the shares of the Preferred Stock to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the IMAGE Stock, as set forth on EXHIBIT A annexed hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number.

3.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.
         ----------------------------------------------

(a) The Shareholders agree and understand that they are appointing the Shareholders Representative to negotiate the Share Exchange Agreement on their behalf and that, as a result, the Shareholders Representative may bind them to the terms of such agreement in accordance with his reasonable judgement.

(b) The Shareholders agree and understand that the Shareholders Representative may agree to representations, warranties and covenants on their behalf in connection with the Share Exchange for which they may be subject to liability or damages in the future should they breach such representations, warranties or covenants. Each Shareholder hereby ratifies and affirms each representation and warranty made by the Shareholders in the Share Exchange Agreement. Each Shareholder acknowledges receipt of MAXD's Form 10-KSB for fiscal year ended December 31, 2000, and MAXD's Form 10-QSB for the six months ended June 30, 2001.

(c) The Shareholders agree and understand that they will have no right to review the final Share Exchange Agreement prior to its execution on their behalf by the Shareholders Representative and hereby waive all right to such review.

(d) Each Shareholder represents that he or she, or if an entity, it, is "accredited" as that term is defined in the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

4.       INDEMNIFICATION.
         ---------------

The Shareholders and the Company shall, to the fullest extent legally permissible, indemnify the Shareholders Representative against any and all liabilities and expenses incurred in connection with the defense or disposition of any action, suit, or other proceeding by reason of the Shareholders Representative having served in his capacity with respect to this Agreement, the Share Exchange Agreement and any ancillary agreements thereto; except with respect to any matter as to which the Shareholders Representative shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the parties hereto.

5.       GENERAL PROVISIONS.
         ------------------

(a) This agreement shall be governed by and under the laws of the State of Maryland, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in the state of Maryland. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction. However, any dispute regarding the Share Exchange Agreement shall be subject to Section 15(b) of the Share Exchange Agreement.

(c) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d) This agreement is entered into by the parties hereto for their exclusive benefit.

(e) Any notice or other communication pursuant hereto shall be given to a party at its address set forth in SCHEDULE A annexed hereto, by (i) personal delivery,
(ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(f) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.


Image World Media, Inc.


By: /s/ Mark Elenowitz
    -------------------------
         Mark Elenowitz,
         President

Shareholders Representative

         /s/ Mark Elenowitz
-----------------------------
         Mark Elenowitz

THE SHAREHOLDERS:

/s/ Danny McGill
------------------------------
Danny McGill

/s/ Kamal Sidhu
------------------------------
Kamal Sidhu

/s/ Jeffrey Lim
------------------------------
Jeffrey Lim

/s/ Kevin McGrath
------------------------------
Kevin McGrath

/s/ John Michael Berman
------------------------------
John Michael Berman

/s/ SIS Netrepreneur Ventures Corp.
------------------------------
SIS Netrepreneur Ventures Corp.

/s/ Michael McGill
------------------------------
Michael McGill

/s/ Peter Roussak for Lindercrest Investments
------------------------------
Lindacrest Investments C/o Peter Roussak

/s/ Paul Presburger
------------------------------
Paul Presburger

/s/ Global Entertainment Holdings
------------------------------
Global Entertainment Holdings

/s/ TriPoint, Inc.
------------------------------
TriPoint, Inc.

/s/ KT Ventures
------------------------------
KT Ventures

/s/ MHE Inc.
------------------------------
MHE, Inc.

/s/ Invision, LLC
------------------------------
Invision, LLC

/s/ Allison Creely
------------------------------
Allison Creely

/s/ Vince Arnette
------------------------------
Vince Arnette

/s/ Elisa Syken
------------------------------
Elisa Syken

/s/ Barry Labell
------------------------------
Barry Labell

/s/ Tom Bostic Smith
------------------------------
Tom Bostic Smith

/s/ George Webster
------------------------------
George Webster

/s/ William Quigley, Jr.
------------------------------
William Quigley, Jr.

/s/ Stephen Gropp
------------------------------
Stephen Gropp

/s/ Joesph Campagna
------------------------------
Joseph Campagna

/s/ Harold Pertel
------------------------------
Harold Pertel

/s/ Werner Urlich
------------------------------
Werner Urlich

/s/ Janiel Morris
------------------------------
Jainel Morris

/s/ Robert Holtz
------------------------------
Robert Holtz

/s/ Gregg Davis
------------------------------
Gregg Davis

/s/ Christina O'Naghten
------------------------------
Christina O'Naghten

/s/ Human Services Group
------------------------------
Human Services Group

/s/ Global Securities Corp (ITF MidCourt)
------------------------------
Global Securities Corp (ITF MidCourt)

/s/ Leonard Elenowitz
------------------------------
Leonard Elenowitz

/s/ Norman Rubin
------------------------------
Norman Rubin

/s/ Phillip LaPuma
------------------------------
Phillip LaPuma

/s/ Michael Pope
------------------------------
Michael Pope

/s/ Philip Braden
------------------------------
Philip Braden